EXHIBIT 99.1

Tenax Therapeutics Announces

$8 Million PIPE Offering Priced At-the-Market under Nasdaq Rules

Morrisville, NC, May 18, 2022 – Tenax Therapeutics, Inc. (Nasdaq: TENX), a specialty pharmaceutical company focused on identifying, developing and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need, today announced that it has entered into a definitive agreement with a single healthcare-focused institutional investor for the issuance and sale of 10,596,027 Units at a purchase price of $0.755 per Unit. Each Unit consists of one unregistered pre-funded warrant to purchase one share of the Company’s common stock, par value $0.0001, and one unregistered warrant to purchase one share of the Company’s common stock. In the aggregate, 21,192,054 shares of the Company’s common stock are underlying the warrants. The offering is expected to close on or about May 19, 2022, subject to the satisfaction of customary closing conditions.

The unregistered pre-funded warrants have an exercise price of $0.0001 per share of common stock, are immediately exercisable, and may be exercised at any time until exercised in full. The unregistered warrants have an exercise price of $0.63 per share of common stock, are immediately exercisable, and will expire five and one-half years from the date of issuance.

The aggregate gross proceeds to the Company of the offering are expected to be approximately $8 million. Tenax expects to use the proceeds from this offering to further its clinical trials of levosimendan and imatinib, for research and development and for general corporate purposes, including working capital.

In connection with the offering, the Company also amended certain warrants to purchase an aggregate of 9,206,120 shares of common stock of the Company that were previously issued in July 2021, March 2020 and December 2018 to the investor participating in this offering in order to reduce the exercise price of the warrants to $0.63 per share and to extend the term of the warrants by two years. Additionally, certain other warrants to purchase an aggregate of 7,783,616 shares of common stock of the Company that were previously issued to the investor in July 2020 were amended to extend the term of those warrants by two years.

Certain Securities and Nasdaq Disclosures

The Units described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of the Company’s common stock underlying the Units, have not been registered under the Act, or applicable state securities laws. Accordingly, the Units and underlying shares of the Company’s common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Tenax Therapeutics

Tenax Therapeutics, Inc. is a specialty pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. The Company has world-class scientific advisory teams, including recognized global experts in pulmonary hypertension. The Company owns North American rights to develop and commercialize subcutaneous and oral formulations of levosimendan and has recently released detailed results from the Phase 2 HELP Study of levosimendan in Pulmonary Hypertension associated with Heart Failure and preserved Ejection Fraction (PH-HFpEF) at the Heart Failure Society of America (HFSA) Virtual Annual Scientific Meeting, and in the Journal of the American College of Cardiology: Heart Failure. Tenax Therapeutics is also developing a unique oral formulation of imatinib designed to minimize the gastric irritation observed in a previous Phase 3 trial of the marketed version of the therapy while assuring that the dose achieved is at the level necessary for the drug to be effective. Tenax Therapeutics expects to conduct a single pivotal trial pursuant to the 505(b)(2) pathway for regulatory approval. For more information, visit www.tenaxthera.com.

1

About Imatinib (TNX-201)

Tenax Therapeutics is developing novel dosing and a unique formulation of imatinib mesylate, a kinase inhibitor that has received FDA’s orphan designation (March 2020) for the treatment of pulmonary arterial hypertension (PAH). The IMPRES trial, a previous Phase 3 trial, demonstrated that oral imatinib may produce a markedly greater, and much more durable, treatment effect on exercise tolerance, than any other available PAH treatment, alone or in combination, in those patients who were maintained on the full imatinib dose for the majority of the trial. Despite the availability of several classes of pulmonary vasodilators, no existing treatment has been shown to halt progression or induce regression of the disease. Imatinib acts on underlying cellular proliferative pathways associated with PAH and has the potential to be the first disease modifying therapy for PAH. Tenax Therapeutics intends to commence a Phase 3 trial of TNX-201 starting in 2H 2022.

About Levosimendan (TNX-102 and TNX-103)

Levosimendan is a unique potassium ATP channel activator and calcium sensitizer that affects the heart and vascular system through multiple mechanisms of action. Initially discovered and developed by Orion Corporation in Finland, intravenous levosimendan is approved in over 60 countries outside the United States for use in hospitalized patients with acutely decompensated heart failure. Tenax Therapeutics has North American rights to develop and commercialize oral (TNX-103) and subcutaneous (TNX-102) formulations of levosimendan. Results of Tenax Therapeutics’ Phase 2 trial of levosimendan in patients with pulmonary hypertension (PH) and heart failure with preserved ejection fraction (HFpEF) demonstrated that IV levosimendan produces potent dilation of the central and pulmonary venous circulations which translates into an improvement in exercise capacity. Patients have now completed the open-label transition study from weekly IV to a more convenient daily, oral regimen, TNX-103. The discovery that venous dilation of the splanchnic circulation with levosimendan leads to increased exercise capacity in PH-HFpEF patients forms the basis for the Phase 3 investigation of Tenax Therapeutics’ potential groundbreaking therapy. To date, no other drug therapy has improved exercise tolerance in patients with PH associated with HFpEF, recently referred to as the greatest unmet need in cardiovascular disease.

Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: risks related to closing the private placement, including the satisfaction of customary closing conditions; the anticipated use of proceeds from the private placement; our need to raise additional money to fund our operations for at least the next 12 months as a going concern; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic and geopolitical uncertainties such as in Ukraine; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors; risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; reliance on third parties, including Orion Corporation, our manufacturers and CROs; risks regarding the formulation, production, marketing and customer acceptance of our product candidates; intellectual property risks; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax Therapeutics assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contacts

Investor Contact:

John Mullaly

Managing Director

LifeSci Advisors, LLC

C: 617-429-3548

jmullaly@lifesciadvisors.com

2